UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2016

BioMed Realty Trust, Inc.

(BRE Edison L.P. as successor by merger to BioMed Realty Trust, Inc.)

BioMed Realty, L.P.

(Exact name of registrant as specified in its charter)

	1-32261 (BioMed Realty Trust, Inc.)	20-1142292 (BioMed Realty Trust, Inc.)
Maryland	000-54089 (BioMed Realty, L.P.)	20-1320636 (BioMed Realty, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on January 27, 2016 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 7, 2015, by and among BioMed Realty Trust, Inc. (the “Company”), BRE Edison Holdings L.P. (“Parent”), an affiliate of Blackstone Real Estate Partners VIII L.P., BRE Edison L.P. (“Merger Sub I”), BRE Edison Acquisition L.P. (“Merger Sub II”) and BioMed Realty, L.P. (the “Partnership”). Pursuant to the terms and conditions set forth in the Merger Agreement, on January 27, 2016, the Company merged with and into Merger Sub I, with Merger Sub I continuing as the surviving entity (the “Company Merger”), and, immediately prior to the Company Merger, Merger Sub II merged with and into the Partnership, with the Partnership continuing as the surviving partnership (the “Partnership Merger” and, together with the Company Merger, the “Mergers”). As a result of these transactions, Merger Sub I remained a wholly-owned subsidiary of Parent and the Partnership became a wholly-owned subsidiary of Merger Sub I, which is the successor by merger to BioMed Realty Trust, Inc.

Item 1.02.	Termination of a Material Definitive Agreement.

On January 27, 2016, in connection with the Mergers, the Partnership provided a notice of redemption in respect of all of its outstanding 3.85% Senior Notes due 2016 (the “2016 Notes”), 2.625% Senior Notes due 2019 (the “2019 Notes”), 6.125% Senior Notes due 2020 (the “2020 Notes”) and 4.25% Senior Notes Due 2022 (the “2022 Notes” and collectively with the 2016 Notes, the 2019 Notes and the 2020 Notes, the “Senior Notes”). The 2019 Notes will be redeemed on February 11, 2016, the 2020 Notes and the 2022 Notes will be redeemed on February 26, 2016, and the 2016 Notes will be redeemed on March 16, 2016, in each case in accordance with their applicable indenture (each, an “Indenture”). In connection with the redemption of the Senior Notes, the Partnership has caused to be irrevocably deposited with U.S. Bank National Association, the trustee under each Indenture (the “Trustee”), cash in an amount sufficient to pay the redemption price payable in respect of all outstanding Senior Notes (including accrued and unpaid interest on the Senior Notes to, but excluding, the applicable redemption date), and all other sums payable by the Partnership under each Indenture. The amounts so deposited with respect to the 2019 Notes, the 2020 Notes and the 2022 Notes included “make-whole” premiums required for early prepayment of such Senior Notes under, and calculated in accordance with, the applicable Indentures. No “make-whole” premium is required in respect of the 2016 Notes. On January 27, 2016, at the request of the Partnership and pursuant to the provisions of the Indentures, the Trustee discharged the Indentures (other than with respect to those obligations under the Indentures that expressly survive satisfaction and discharge).

Also on January 27, 2016, in connection with the Mergers, the Partnership repaid in full all indebtedness, liabilities and other obligations under, and terminated, each of the Unsecured Term Credit Agreement, dated as of March 30, 2012, as amended, by and among the Partnership, KeyBank National Association, as administrative agent, and certain lenders party thereto and the Amended and Restated Unsecured Credit Agreement, dated as of September 24, 2013, by and among the Partnership, KeyBank National Association, as administrative agent, and certain lenders party thereto (collectively, the “Credit Agreements”). The Company did not incur any material early termination penalties as a result of such termination of the Credit Agreements.

In addition, in connection with the Mergers, effective as of the effective time of the Company Merger (the “Company Merger Effective Time”), the 2004 Incentive Award Plan of the Company and the Partnership, as amended and amended and restated from time to time, was terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Completion of Acquisition

On January 27, 2016, Parent completed its acquisition of the Company pursuant to the terms of the Merger Agreement.

At the Company Merger Effective Time, each share of common stock, $0.01 par value per share, of the Company (the “Common Stock”) (other than certain shares of Common Stock as set forth in the Merger Agreement) issued and outstanding immediately prior to the Company Merger Effective Time was automatically converted into the right to receive an amount in cash equal to $23.8239, without interest (the “Merger Consideration”), and less any required withholding taxes.

At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each partnership unit in the Partnership, including long-term incentive plan units (each, an “OP Unit”), issued and outstanding immediately prior to the Partnership Merger Effective Time (other than OP Units owned by Merger Sub I as the surviving entity in the Company Merger and certain other OP Units as set forth in the Merger Agreement) was automatically converted into the right to receive $23.8239 in cash, without interest and less any required withholding taxes, or, in lieu of receiving the cash consideration in respect of some or all of their OP Units, a qualifying holder of OP Units that properly elected to do so received for each such OP Unit one newly issued 5.5% Series B Cumulative Preferred Unit (the “Series B Preferred Units”) in the Partnership, as the surviving partnership in the Partnership Merger.

Immediately prior to the Company Merger Effective Time, each outstanding restricted stock award of the Company automatically became fully vested and non-forfeitable, and all shares of Common Stock represented thereby became outstanding and subject to the right to receive the Merger Consideration as described above (less any applicable income and employment taxes). In addition, immediately prior to the Company Merger Effective Time, each outstanding performance unit of the Company automatically became earned and vested with respect to the number of shares of Common Stock subject to such performance unit based on the achievement of the applicable performance goals set forth in the award agreement governing such performance unit as of such date. Such earned and vested performance units were canceled at the Company Merger Effective Time and, in exchange therefor, Parent will cause the surviving entity in the Company Merger to pay to each former holder an amount in cash, without interest, and less any applicable income and employment withholding taxes, equal to the Merger Consideration for each such performance unit. Each performance unit that does not become earned and vested based on achievement of the applicable performance goals terminated without consideration immediately prior to the Company Merger Effective Time.

The description of the Company Merger, the Partnership Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 8, 2015, and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Mergers, Merger Sub I notified the New York Stock Exchange (the “NYSE”) on January 27, 2016 that, effective on that date, (i) each share of Common Stock (other than certain shares of Common Stock as set forth in the Merger Agreement) issued and outstanding immediately prior to the Company Merger Effective Time was automatically converted into the right to receive the Merger Consideration. As a result, all shares of Common Stock were removed from trading on the NYSE following the close of trading on January 27, 2016. On January 27, 2016, Merger Sub I requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of the Common Stock from the NYSE and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”). In addition, Merger Sub I and the Partnership intend to file Forms 15 with the SEC requesting the termination of registration of the Common Stock and the OP Units under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock and the OP Units. Once such measures become effective, Merger Sub I and the Partnership will no longer be required to prepare and file public reports and Merger Sub I and the Partnership will cease to file reports with the SEC.

Item 3.02.	Unregistered Sales of Equity Securities.

Upon the Partnership Merger Effective Time, the Partnership, as the surviving partnership in the Partnership Merger, issued an aggregate of 2,969,848 Series B Preferred Units to former holders of OP Units, who, in lieu of the cash consideration, had properly elected to receive newly issued Series B Preferred Units in the Partnership Merger in exchange for all or a portion of the OP Units held by them in the Partnership. The Series B Preferred Units are not convertible into, or exchangeable for, any other equity securities and were issued in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

Upon the Company Merger Effective Time, each holder of shares of Common Stock issued and outstanding immediately prior to the Company Merger Effective Time ceased to have any rights as a stockholder of the Company (other than the right of the holders of Common Stock to receive the Merger Consideration).

Upon the Partnership Merger Effective Time, each holder of OP Units issued and outstanding immediately prior to the Partnership Merger Effective Time ceased to have any rights as a holder of OP Units (other than the right of the holders of OP Units to receive the cash consideration therefor or, in lieu of receiving the cash consideration, Series B Preferred Units).

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

As a result of the completion of the Company Merger, a change in control of the Company occurred, and Merger Sub I, as successor by merger to the Company, remained a wholly-owned subsidiary of Parent, an affiliate of Blackstone Real Estate Partners VIII L.P. As a result of the completion of the Partnership Merger, a change in control of the Partnership occurred, and the Partnership, as the surviving entity in the Partnership Merger, continued as a wholly-owned subsidiary of Merger Sub I.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2016, in connection with the Mergers, Alan D. Gold, Gary A. Kreitzer, Daniel M. Bradbury, William R. Brody, Theodore D. Roth and Janice L. Sears resigned from the board of directors of the Company at the Company Merger Effective Time. These resignations were not a result of any disagreements between the Company and the resigning directors on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

On January 25, 2016, in connection with the Mergers, a subsidiary of the Company and the Partnership defeased the fixed-rate mortgage loan from KeyBank National Association in original principal amount of $147.0 million, which was secured by the Company’s Shady Grove Road property in Rockville, Maryland. The Company incurred approximately $4.5 million in fees and related costs as a result of such defeasance.

In addition, also on January 27, 2016 in connection with the Mergers, a subsidiary of the Company and the Partnership repaid in full all indebtedness, liabilities and other obligations under, and terminated, the mortgage loan from The Variable Annuity Life Insurance Company in original principal amount of $75.0 million, which was secured by the Company’s 500 Kendall Street (Kendall D) property in Cambridge, Massachusetts. The Company incurred approximately $6.4 million in prepayment premium as a result of such repayment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

99.1	Press Release dated January 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, BRE Edison L.P. (as successor by merger to BioMed Realty Trust, Inc.) and BioMed Realty, L.P. have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2016	BRE EDISON L.P., as successor by merger to BioMed Realty Trust, Inc.

	By:	/s/ Jonathan P. Klassen
	Name:	Jonathan P. Klassen
	Title:	Executive Vice President, General Counsel and Secretary

BIOMED REALTY, L.P.

	By:	/s/ Jonathan P. Klassen
	Name:	Jonathan P. Klassen
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press Release dated January 27, 2016.